SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 24, 2007

Date of Report

(Date of Earliest Event Reported)

HUTTON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada                   000-51724                 87-1578749

(State or other Jurisdiction)  (Commission File No.)   (IRS Employer I.D. No.)

3945 S. Wasatch Blvd. #282

Salt Lake City, Utah 841214

 (Address of Principal Executive Offices)

(801)-244-2423

 (Registrant's Telephone Number)

N/A

(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.01.

On May 24, 2007, the Company’s majority shareholder, Douglas K. Goff, entered into a certain Majority Stock Purchase Agreement (the “Majority Stock Purchase Agreement”) with a certain purchaser (the “Majority Purchaser”).. Pursuant to the terms of the Majority Stock Purchase Agreement, the Majority Purchaser will transfer to Mr. Goff total consideration of $37,519.00 to purchase an aggregate of 19,950,000 shares.

Upon closing of these transactions, a change of control of the Company will occur.  78.17% of the issued and outstanding shares of the Company will have been transferred at an average purchase price of $0.0019 per share.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

2.01

On May 24, 2007, the Company’s majority shareholder, Douglas K. Goff, completed the transaction set forth in the Majority Stock Purchase Agreement with a certain Majority Purchaser. Pursuant to the terms of the Majority Stock Purchase Agreement, the Majority Purchaser has transferred to Mr. Goff total consideration of $37,519.00 to purchase an aggregate of 19,950,000 shares. A change of control of the Company has occurred.  78.17% of the issued and outstanding shares of the Company have been transferred at an average purchase price of $0.0019 per share.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

5.01

Pursuant to the transactions completed by the Stock Purchase Agreement described above in Item 2.01, there has been a change in control of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

5.02 On May 24, 2007 the Board of Directors of the Company elected Lau Hing Bun to serve as a Director of the Company.  From 2000 - 2001, Mr. Lau was the Chief Technology Officer of LinuxTimes Company Limited, an HK-based information technology company.  In that capacity, he acted as the head of a technical team that consisted of 30 persons, and which was responsible for product development, solutions, product delivery and pre- and post-sales support. From 2001-2003, he was General Manager of Thiz Technology Group Limited, an HK Gem board-listed company.  Mr. Lau was responsible for the operations of the HK office and of the technical teams located in Taiwan, Hong Kong, and Mainland China. He additionally served as company spokesman for product development. He has been a free-lance consultant for various business projects, internet solutions, web development, and network infrastructure.  Mr. Lau is currently in charge of the operations of DigitalOne Limited.  He received a BE in computer science in 1992, and an MBA in 2004. Both degrees were obtained at the Chinese University of Hong Kong.

On May 24, 2007, Mr. Douglas K. Goff submitted his resignation as President, Secretary and Treasurer of the Company to the Board of Directors, which accepted the resignation on the same day.

On May 24, 2007 the Board of Directors of the Company appointed Lau Hing Bun to serve as a Chief Executive Officer of the Company.  His biographical information appears above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Majority Stock Purchase Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2007

Hutton Holdings Corporation

By:	/s/ Douglas K. Goff
Douglas K. Goff
Director